Exhibit 1.1

MODIV INC.
Shares of Class C Common Stock

DEALER MANAGER AGREEMENT

THIS DEALER MANAGER AGREEMENT is entered into and effective as of [ ___], 2021, by and between Modiv Inc., formerly known as RW Holdings NNN REIT, Inc. (the “Company”), and North Capital Private Securities Corporation (“NCPS” or the “Dealer Manager”, and, together with the Company, the “Parties”) in connection with the offering and sale by the Company of up to $75,000,000 of shares of Class C Common Stock of the Company, subject to increase at the option of the Company (the “Shares”), to “qualified purchasers” as that term is defined in Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in a Regulation A – Tier 2 offering (the “Offering”). The Company desires for NCPS to act as its agent in connection with the Offering.

The Parties entered into that certain Dealer Management Agreement, dated January 31, 2021 (the “Prior Agreement”). Upon execution of this Agreement by both Parties, the Parties acknowledge and agree that the Prior Agreement is terminated; provided that each party to the Prior Agreement shall continue to be bound by the provisions thereof that reasonably require some action or forbearance (or are required to implement such action or forbearance) after such termination with respect to activities prior to such termination, including, but not limited to, those related to fees and expenses, indemnities, limitations of and exclusions to liability, warranties, confidentiality and non-circumvention, and such provisions shall remain operative and in full force and effect and shall survive with respect to activities prior to such termination.

1.	Dealer Manager.

On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to $75,000,000 of Shares (subject to increase as described in the Offering Circular (as defined below)), either directly as a Dealer or through other Dealers (as defined below), in accordance with the terms and conditions stated in the Offering Circular. The Dealer Manager is authorized to enter into selected dealer agreements (each a “Selected Dealer Agreement”) in a form to be agreed upon by the Company and the Dealer Manager with other broker-dealers acceptable to the Company in its sole discretion who will participate in the Offering (each participating broker-dealer being referred to herein as a “Dealer.”) Each such Dealer shall be a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Dealer Manager may also enter into placement agreements in a form to be agreed upon by the Company and the Dealer Manager with registered investment advisers registered with the Securities and Exchange Commission (the “SEC”) acceptable to the Company in its sole discretion. To the extent the Dealer Manager solicits investors or executes trades in connection with the Offering, it will be deemed to be a Dealer in the Offering. In addition, the Dealer Manager shall act as dealer manager and broker-dealer with respect to Shares sold in the states of Arizona and Oregon pursuant to the Company’s dividend reinvestment plan under the Form S-3 filed with the SEC. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on the terms and conditions stated in the Offering Circular and this Agreement.

2.	Solicitation Procedures.

i.
The parties acknowledge and agree that the Offering will be made through the website www.modiv.com and potentially other crowd funding platforms (the “Online Platform”). Online sales covered by this Agreement shall be made primarily through the Online Platform.

ii.
The Company has provided to NCPS the current version of the Company’s Form 1A Offering Statement for the Offering and the offering circular contained therein (the final version, as amended and supplemented, is referred to as the “Offering Circular”), and the definitive subscription and governance documents for the Company. Upon completion of preliminary due diligence by NCPS, acceptance of the Offering for placement and commencement of NCPS’s participation in the Offering, the Offering Circular and any printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”) will comprise the offering materials for the Offering (the “Offering Materials”), which may be made available on the Online Platform, subject to the limitations set forth in this Agreement with respect to Authorized Sales Materials.

NCPS is not, and in its agreements with the Dealers NCPS will require that the Dealers agree that they are not, authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Offering Materials. NCPS agrees, and in its agreements with the Dealers will require that the Dealers agree, that the Offering Circular will be available to each investor to whom an offer is made prior to accepting a subscription agreement from such investor.

Except for the Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales materials in connection with the Offering and NCPS agrees, and in its agreements with the Dealers NCPS will require the Dealers to agree, not to use any material unless it has been authorized by the Company and provided to NCPS or the Dealers by the Company. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and such parties agree that they will not make such materials available through the Online Platform. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not show or give to any investor or prospective investor in a particular jurisdiction, or make available to such investor through the Online Platform, any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.

iii.
NCPS will undertake due diligence of the Company and the Offering. Upon satisfactory completion of due diligence and subject to approval of the Offering by NCPS in its sole discretion, NCPS will accept the Offering and begin solicitation and participation in the Offering upon the terms set forth in this Agreement and pursuant to the Offering Circular.

3.	Syndication and Submission of Orders.

i.
Each investor who wishes to purchase Shares in the Offering must complete, execute and submit to the Company a subscription agreement as mutually agreed upon by NCPS and the Company (each a “Subscription Agreement”). After an investor submits a Subscription Agreement in respect of the Offering, NCPS and the Company will have 20 days from receipt of such Subscription Agreement and all other documentation required pursuant to the Offering Circular to review and accept or reject (the “Acceptance Period”) such purchase order (“Proposed Subscription”). If accepted by both the Company and NCPS, the Company shall notify the investor of such acceptance via the Online Platform (each, a “Subscribing Investor”). After the expiration of the Acceptance Period, if not accepted the order will be deemed rejected. If accepted and upon payment in full to the Company for the Shares, the Company will issue the applicable Shares to such Subscribing Investor unless Subscribing Investor withdraws such Proposed Subscription before it is accepted.

ii.
All orders received by NCPS, whether initial or additional, and whether solicited or unsolicited, are subject to acceptance by and shall only become effective upon confirmation by the Company as provided above. NCPS agrees, and in its agreements with the Dealers will require the Dealers to agree, that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commissions will be paid to NCPS or the Dealers with respect to the portion of any subscription that is rejected. Orders not accompanied by a Subscription Agreement with the executed signature page and the required check or wire transfer or such other form of payment as agreed upon by the parties (“instruments of payment”) in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, NCPS agrees to return to the Company any commissions theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Company shall have the right to offset amounts owed against future commissions due and otherwise payable to NCPS.

iii.
If the Company receives payment from an investor prior to NCPS’s approval as provided in Section 3(i), the Company will not withdraw or otherwise access such funds until NCPS’s approval is received. If a Proposed Subscription is rejected, the Company shall promptly return such funds to the investor.

4.	Compensation.

i.
With respect to any Shares sold by and trades executed by NCPS during the term of this Agreement in the Offering pursuant to the terms of this Agreement, the Company agrees to pay NCPS in accordance with Exhibit A (the “Compensation Schedule”) with respect to Shares sold in the Offering. All commissions shall be based on Shares sold by NCPS and accepted and confirmed by the Company, which commissions will be paid by the Company. For the avoidance of doubt, no selling commissions, dealer manager fees or other compensation shall be paid with respect to Shares sold through the Company’s distribution reinvestment plan. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 3, and the Company has accepted the Subscription Agreement of such subscriber. The parties hereby agree that the foregoing commissions are not in excess of the usual and customary distributors’ or sellers’ compensation received in the sale of securities similar to the Shares, that Dealer Manager’s interest in the Offering is limited to such commissions from the Company and Dealer Manager’s indemnity referred to in Section 9 and that the Company is not liable or responsible for the direct payment of such commissions to the Dealer Manager. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability.

ii.
Payment of the commissions set forth on Exhibit A will be made by the Company to NCPS within the time frame set forth on Exhibit A. The Company, together with its transfer agent, shall be responsible for calculating such commissions. The Company shall provide NCPS with reasonable access to the records used to calculate such fees.

iii.
If any valued added or similar tax (“VAT”) is chargeable in respect of any payments to NCPS, the Company shall be responsible for the payment (or reimbursement) of any VAT imposed on account of any payments to NCPS by or on behalf of the Company.

5.	Offering Expenses. The Company shall not be obligated to pay or reimburse NCPS for any due diligence expenses, except as set forth in Exhibit A.

6.	Confirmation. The Company hereby acknowledges that the Company has assumed the duty to confirm on behalf of NCPS all orders for purchases of Shares accepted by the Company.

7.	Representations, Warranties and Covenants of NCPS. NCPS represents and warrants to the Company that:

i.
NCPS is registered, in good standing, and has obtained all approvals and licenses required to offer and sell the Shares and to conduct its business, including payment of all federal, state, and local taxes. NCPS represents and warrants to the Company that it is a properly registered or licensed broker-dealer, duly authorized to offer and sell Shares under federal securities laws and regulations, the securities laws and regulations of all states where it offers or sells Shares and under the rules and regulations of FINRA or any other self-regulatory organization having jurisdiction over NCPS, and that it is a member of FINRA in good standing. This Agreement shall automatically terminate if NCPS ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if NCPS registration or license under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws or regulations is terminated or suspended; NCPS agrees to notify the Company immediately if any of these events occur.

ii.
With respect to any investor which is an employee benefit plan covered by the Employee Retirement Income Security Act of 1974, neither NCPS nor any of its officers, directors, employees, affiliates or agents is a trustee or administrator of such plan or an employer of any employee covered by such plan.

iii.
With respect to any investor which is a state or municipal entity, (a) neither NCPS nor any of its officers, directors, employees, affiliates or agents has been within the past two years a civil servant or an elected official of such entity or has been retained to provide professional services to such entity and (b) neither NCPS nor any of its officers, directors, employees or agents will share any part of the fees received pursuant to this Agreement with any other person without the Company’s prior written consent.

iv.	NCPS will use its best efforts to sell the Shares for cash on the terms and conditions set forth in this Agreement and the Offering Circular.

v.	Before the sale of any of the Shares, Dealer Manager shall, and in its agreements with the Dealers shall require the Dealers to:

(1)	have reasonable grounds to believe that each subscriber is a “qualified purchaser” as that term is then defined in Regulation A of the Securities Act; and

(2)
have sufficient information concerning the offeree to determine that the offeree has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the Company.

vi.
NCPS shall, and in its agreements with the Dealers shall require the Dealers to, make, before the sale of any of the Shares, reasonable inquiry to determine if the offeree is acquiring the Shares for offeree’s own account or on behalf of other persons. This includes a determination by NCPS and the Dealer that the offeree understands that there is no public market for the Shares and that the offeree must bear the economic risk of the investment for an indefinite period of time.

vii.
Dealer Manager acknowledges that this Offering is being made pursuant to a Regulation A – Tier 2 offering promulgated under the Securities Act and that the Company is relying on a certification from Dealer Manager that each potential investor is a “qualified purchaser” as defined in Regulation A of the Securities Act. Such certification will be in a form acceptable to the Company and may be based upon each investor’s attestation in subscription documents or other documentation collected by the Company or the Dealer Manager.

viii.	Shares shall not be sold by the Dealer Manager or any Dealer to any investor that is not believed to be a “qualified purchaser” as defined in Regulation A of the Securities Act.

ix.	Dealer Manager shall furnish to the Company upon request a complete list of all persons who have purchased the Shares and such persons’ places of residence.

x.
The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

xi.
In its agreements with the Dealers, the Dealer Manager will require the Dealers to represent that neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Selected Dealer Agreement between the Dealer Manager and such Dealer.

xii.
The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person (as defined in Section 8(viii)), Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.

xiii.
The representations and warranties in subsections (x) through (xii) above are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with subsection (x) above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.

xiv.
In its agreements with the Dealers, the Dealer Manager will require that the Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Dealer of the occurrence of any such event described in this paragraph.

xv.
The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 7 and the representations, covenants and agreements of the Dealers referred to in this Section 7 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.

xvi.
The Dealer Manager shall provide, and in its agreements with the Dealers will require the Dealers to provide, to the Company such certifications, documentation and other information as reasonably requested from time to time by the Company as it deems necessary or advisable to carry out the exercise of reasonable care under the Securities Act, and to establish reasonable basis suitability under FINRA Rule 2111, in connection with this Offering.

xvii.
In connection with NCPS’s participation in the offer and sale of Shares, NCPS represents, and in its agreements with the Dealers will require each Dealer to represent, that it has not published, distributed, issued, posted or otherwise used or employed, and shall not publish, distribute, issue, post or otherwise use or employ, any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than the Authorized Sales Materials specifically approved by the Company for use as General Solicitation material.

xviii.
In connection with NCPS’s participation in the offer and sale of Shares (including, without limitation, all initial and additional subscriptions for Shares and any resales and transfers of Shares), NCPS will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect, including without limitation (upon notice thereof) any requirement imposed by a state securities administrator in connection with the registration of the Shares; (c) the applicable rules of FINRA, including, but not in any way limited to, FINRA Rule 2040, FINRA Rule 2090, FINRA Rule 2111, FINRA Rule 2121, FINRA Rule 5110 and FINRA Rule 5141; (d) all applicable rules and regulations relating to the suitability of investors, including, without limitation, Rule 251(d)(2)(i)(C) of Regulation A and the provisions of Articles III.C. and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of NCPS or the Dealers pursuant to this Agreement or the Selected Dealer Agreement, as applicable, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; (f) this Agreement or the Selected Dealer Agreement, as applicable, and the Offering Circular as amended and supplemented; and (g) all federal and state laws and regulations relating to electronic delivery of prospectuses and offering circulars. NCPS agrees to notify the Company immediately if it becomes unable or fails to comply with the above. Upon becoming aware of such inability or failure, the Company may terminate this agreement immediately.

xix.
NCPS will not reallow or share any of the commissions that it receives pursuant to this Agreement with any person unless such person (a) is properly registered as a broker-dealer with the SEC and all states in which NCPS will offer the Shares, and possesses all other licenses, registrations and approvals required to receive such fee and is a member of FINRA in good standing, or (b) is otherwise permitted to receive commissions or payments under FINRA Rule 2040. Notwithstanding the foregoing, NCPS may pay commissions to any of its duly licensed registered representatives who participate in the distribution of the Offering or who effect a sale of Shares, or to any other party authorized to receive commissions under FINRA Rule 2040.

xx.
In its statements and meetings with prospective investors and investors, NCPS will not make, and in its agreements with the Dealers will require that the Dealers will not make, any misstatement of a material fact and will not omit any material fact necessary to make the statements therein not misleading.

xxi.
NCPS will comply, and in its agreements with the Dealers will require the Dealers to comply, in all respects with statements set forth in the Offering Circular, including subscription procedures and the plan of distribution.

xxii.
NCPS will not offer Shares, and in its agreements with the Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) NCPS has been advised in writing by the Company that the Shares are either registered in accordance with, qualified under or exempt from, the securities laws of such jurisdiction and (b) NCPS and any Dealer offering Shares in such jurisdiction has all required licenses and registrations to offer Shares in that jurisdiction.

xxiii.
NCPS will, and in its agreements with the Dealers shall require each Dealer to agree that it will, immediately suspend or terminate its offer and sale of Shares upon the request of the Company at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company. Further, NCPS agrees that it will immediately terminate any Selected Dealer Agreement upon the request of the Company.

xxiv.	This Agreement, when executed by NCPS, will have been duly authorized and will be a valid and binding agreement of NCPS, enforceable in accordance with its terms.

xxv.
NCPS will offer Shares, and in its agreements with the Dealers will require that the Dealers offer Shares (both at the time of an initial subscription and at the time of any additional subscription), only to persons who meet the financial qualifications and suitability standards set forth in the Offering Circular as amended or supplemented or in any suitability letter or memorandum sent to NCPS by the Company. Nothing contained in this Section 7(xxv) shall be construed to relieve NCPS of NCPS’s suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. NCPS shall not purchase any Shares for a discretionary account without obtaining the prior written approval of NCPS’s customer and his or her signature on a subscription agreement.

xxvi.
NCPS agrees, and in its agreements with the Dealers will require the Dealers to agree, to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. NCPS further agrees, and in its agreements with the Dealers will require the Dealers to agree, to make the Suitability Records available to the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon NCPS’s or such Dealer’s receipt of a subpoena or other appropriate document request from such agency.

xxvii.
NCPS will provide, and in its agreements with the Dealers will require the Dealers to provide, the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

xxviii.
NCPS represents and warrants to the Company and each owner, director, officer and employee thereof that the information under the caption “Plan of Distribution” in the Offering Circular and all other information furnished and to be furnished to the Company by NCPS in writing expressly for use in the Offering Circular, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

xxix.
NCPS has submitted to FINRA (or will submit within one business day of the Company filing the Offering Circular with the SEC) a copy of the Offering Circular and any other related offering documents, including any materially amended versions thereof (the “FINRA Filing”). NCPS will update the FINRA Filing from time to time as necessary to comply with the terms of FINRA Rule 5110.

xxx.
The Dealer Manager hereby grants the Company (or its designee) and its designated representatives the right during the first twelve months of the term of this Agreement, but not the obligation, to audit and/or monitor the Dealer Manager’s AML Program, the Dealer Manager’s procedures to make suitability and know your customer determinations and/or the Dealer Manager’s other procedures designed to comply with SEC or FINRA rules in connection with the Offering. Such right may be exercised upon reasonable notice to the Dealer Manager from the Company. In any such event, the Dealer Manager agrees to cooperate with the Company’s auditing and monitoring of the Dealer Manager’s AML Program and suitability, know your customer or other procedures by providing, upon request, (a) information, records, data and exception reports related to any investors purchasing Shares in the Company through the Dealer Manager and (b) access for the Company and/or its designee or designated representatives to meet with Dealer Manager personnel who are responsible for or involved in the development, implementation, oversight and/or maintenance of the Dealer Manager’s AML Program and/or suitability, know your customer or other procedures, including, without limitation, Dealer Manager’s compliance personnel. In the event that such documents or discussions with personnel reflect, in the opinion of the Company, a potential violation of the Dealer Manager’s anti-money laundering and customer identification (“AML”) obligations, suitability or know your customer obligations or other obligations, the Dealer Manager will permit the Company (or its designee) and designated representatives to further inspect relevant books and records, and have further discussions with relevant Dealer Manager personnel, related to investors purchasing Shares through the Dealer Manager, the Dealer Manager’s compliance with AML requirements and/or the Dealer Manager’s compliance with suitability, know your customer or other obligations. Neither this provision nor the Company’s exercise of its right pursuant to this Section 7(xxx) shall be construed to relieve the Dealer Manager’s AML, suitability, know your customer or other obligations under applicable laws, rules and regulations or as otherwise set forth in this Agreement or to impose liability for such matters upon the Company.

8.	Representations and Warranties of the Company.

As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and to each Dealer that:

i.
The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Offering Circular.

ii.
The Offering Circular with respect to the Offering has been prepared by the Company and has been or will promptly be filed with the SEC. The Company shall provide Dealer Manager prompt written notice of the filing of the Offering Circular (and any amendments or supplements thereto) in time so that the Dealer Manager may comply with its filing obligations to FINRA. The Offering Circular is or will become qualified prior to commencement of the Offering and does not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 8(ii) will not extend to such statements contained in or omitted from the Offering Circular that are primarily within the knowledge of the Dealer Manager or any of the Dealers. Copies of the Offering Circular and each amendment and supplement thereto have been or will be delivered to the Dealer Manager.

iii.	The Company intends to use the funds received from the sale of the Shares as set forth in the Offering Circular.

iv.
The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 9 may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

v.
The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity provisions contained in Section 9 may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

vi.
No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder or under applicable state securities laws.

vii.
The Shares have been duly authorized and, when issued and sold as contemplated by the Offering Circular and upon payment therefor as provided in the Offering Circular and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Circular.

viii.
None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised, and during the term of the Offering will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person and any Dealer Covered Person is subject to a Disqualification Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations, and will immediately effect the preparation of an amended or supplemented Offering Circular that will contain any such required disclosure and will, at no expense to the Dealer Manager, promptly file with the SEC and furnish the Dealer Manager with such number of printed copies of such amended or supplemented Offering Circular containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.

ix.
The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

x.
With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (a) any Disqualification Event relating to that Company Covered Person, and (b) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.

xi.
The representations and warranties in Sections 8(viii) through Section 8(x) are and shall be continuing representations and warranties throughout the term of the Offering. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.

9.	Indemnification.

i.
Subject to Section 9(iv) and the limitations below, the Company shall indemnify, defend and hold harmless the Dealers and the Dealer Manager, their affiliates and their employees, officers, directors, agents, advisors, representatives and each person, if any, who controls such Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act (collectively, the “Indemnified Persons”) from and against any losses, claims, damages or liabilities, joint or several (collectively, the “Losses”), to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Circular or any amendment or supplement thereto or (ii) in any federal or state securities filing or other document executed by the Company or on its behalf specifically for the purpose of exempting any or all of the Shares from the registration requirements under the securities laws of any jurisdiction or based upon information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Filing”), or (iii) in any Authorized Sales Materials, (b) the omission or alleged omission to state in the Offering Circular or any amendment or supplement thereto, or in any Filing or Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (c) any material violation of this Agreement, (d) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, (e) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder or (f) the Dealer Manager acting as dealer manager and broker-dealer with respect to Shares sold in the states of Arizona and Oregon pursuant to the Company’s dividend reinvestment plan under Form S-3 filed with the SEC. The Company will reimburse each Indemnified Person for any reasonable and documented legal or other reasonable and documented expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 9(i), the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by or on behalf of the Dealer Manager, or (y) to the Company or the Dealer Manager by or on behalf of any Dealer, specifically for inclusion in the Offering Circular or any such amendment or supplement thereto, any such Filing or any Authorized Sales Material; and further, the Company will not be liable in any such case if it is finally judicially determined that the Dealer Manager or the Dealer was at fault in connection with the Loss, expense or action, and if so, only to the extent of such fault.

The foregoing indemnity agreement of this Section 9(i) is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Offering Circular (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Person from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Offering Circular as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Offering Circular as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

ii.
The Dealer Manager will indemnify and hold harmless the Company, the Dealers and their employees, officers and directors (including any persons named in the Offering Circular with his consent, as about to become a director), and each person, if any, who controls the Company or the Dealer within the meaning of Section 15 of the Securities Act (the “Dealer Manager Indemnified Persons”), and from and against any Losses to which any of the Dealer Manager Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Circular or any amendment or supplement thereto, (ii) in any Filing or (iii) in any Authorized Sales Materials; (b) the omission or alleged omission to state in the Offering Circular or any amendment or supplement thereto, in any Filing or in any Authorized Sales Material, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that clauses (a) and (b) apply to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Offering Circular or any such amendment or supplement thereto, or any such Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; (f) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; provided that the Dealer Manager will not be liable in any such case to the extent that any such Loss arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Dealer Manager by or on behalf of the Company or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Offering Circular or any Authorized Sales Materials or any such amendment thereof or supplement thereto. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have; provided that the collective aggregate liability of NCPS under or in connection with this Agreement under any legal or equitable theory shall be limited to the compensation actually received by Dealer Manager under this Agreement, the Prior Agreement and that certain Dealer Management Agreement, dated January 2, 2020, by and between the Parties (which was terminated by the Prior Agreement except as otherwise set forth therein, the “Original Agreement”).

iii.
NCPS’s agreements with Dealers will require each Dealer severally to indemnify and hold harmless the Company, the Dealer Manager and each of their employees, officers and directors (including any persons named in the Offering Circular with his consent, as about to become a director), and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Offering Circular or any amendment or supplement thereto, (ii) in any Filing, or (iii) in any Authorized Sales Materials; (b) the omission or alleged omission to state in the Offering Circular or any such amendment or supplement thereto, in any Filing or in any Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that clauses (a) and (b) apply to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for inclusion in the Offering Circular or any such amendment or supplement thereto or any such Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and Dealer; (f) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; provided that the Dealer will not be liable in any such case to the extent that any such Loss arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Dealer by or on behalf of the Company or (y) to the Company or the Dealer by or on behalf of any Managing Dealer specifically for use in the preparation of the Offering Circular or any Authorized Sales Materials or any such amendment thereof or supplement thereto. The Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that Dealer may otherwise have.

iv.
Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of the Company’s charter in effect as of the date of this Dealer Manager Agreement or Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association.

v.
Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (but in no event in excess of 60 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 9(v)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

vi.
The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 9; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10.
Compliance with this Agreement. Each of the Company and NCPS, on request of the other, agrees to provide reasonable assurances (including written representations) of its compliance with the terms of this Agreement and, in order to verify such compliance, reasonable access to any documents in its possession referring or relating to any investor or prospective investor (whether or not such investor invests in the Offering of the Company).

11.
Agreement not Exclusive. The parties acknowledge and agree that this is not an exclusive agreement. Without limiting the foregoing sentence, NCPS may render solicitation services of the kind contemplated herein for persons other than the Company.

12.
Customer Complaints. Each party agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of NCPS received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by NCPS).

13.
Remedies. Subject to the restrictions in the Company’s charter, as amended, nothing contained in this Agreement will limit a party’s right to any other remedies at law or in equity. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party will be awarded its reasonable attorneys’ fees, and costs and expenses incurred, subject to the restrictions in the Company’s charter, as amended. All rights and remedies of the Company herein will be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance and temporary and permanent injunctive relief. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.
Confidentiality. In connection with NCPS’s due diligence review of the Offering, NCPS (or its agent performing due diligence) may request receipt of confidential information regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates. The Company will reasonably cooperate with NCPS to accommodate such request; provided, however, any such information provided to NCPS or its agent will continue to be subject to the terms of the confidentiality agreement attached as Appendix A to the Original Agreement (which was terminated by the Prior Agreement except with reference to such appendix and as otherwise set forth in the Prior Agreement).

15.
Termination. Subject to Section 7(i) and Section 7(xviii), this Agreement may be terminated by either party at any time upon the provision of 30 days’ prior written notice thereof to the other. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate, and all Selected Dealer Agreements shall terminate, at the close of business on the effective date that the Offering is terminated without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement or the Selected Dealer Agreements, as applicable. Upon termination of this Agreement, (a) the Company shall pay to NCPS all earned but unpaid compensation at such times as such amounts become payable in accordance with the terms hereunder, and (b) the Dealer Manager will promptly deliver to the Company all records and documents in its possession or control that relate to the Offering and that are not designated as “dealer” copies. The Dealer Manager shall use commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

16.	Publicity. NCPS shall not engage in any press release, announcement, interview, or other publicity regarding the Offering without the Company’s prior written consent.

17.
Changes to Applicable Law. To the extent that the existing law relating to this Agreement changes, and such change affects this Agreement, the parties will use reasonable efforts to negotiate and reform the affected portion of this Agreement to comply with the change.

18.
Disputes. In the unlikely event that a dispute arises concerning any provision of this Agreement, the parties will work together in good faith to resolve the matter internally by elevating the matter to higher levels of management. If the dispute remains unresolved, the Company and NCPS hereby acknowledge and agree that venue for any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement shall lie exclusively in New York, New York.

19.
Governing Law. This Agreement will be construed in accordance with the laws of Delaware; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

20.
Attorneys’ Fees and Costs. Except as provided otherwise in Section 9, in any arbitration, litigation, or other proceeding, informal or formal, by which one party either seeks to enforce this Agreement or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing party will pay the prevailing party’s costs and expenses, including but not limited to, reasonable attorneys’ fees.

21.	Compliance with Laws; Policies and Procedures. All parties agree to comply with all applicable federal, state, and local laws, executive orders and regulations issued, where applicable.

22.
Cooperation. Where agreement, approval, acceptance, consent or similar action by either party hereto is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld. Each party will cooperate with the other by, among other things, making available, as reasonably requested by the other, management decisions, information, approvals, and acceptances in order that each party may properly accomplish its obligations and responsibilities hereunder.

23.
Force Majeure; Excused Performance. Neither party will be liable for delays or any failure to perform under this Agreement due to causes beyond its reasonable control. Such delays include, but are not limited to, fire, explosion, pandemic, flood or other natural catastrophe, governmental legislation, acts, orders, or regulation, strikes or labor difficulties, to the extent not occasioned by the fault or negligence of the delayed party. Any such excuse for delay will last only as long as the event remains beyond the reasonable control of the delayed party. However, the delayed party will use its best efforts to minimize the delays caused by any such event beyond its reasonable control.

24.
No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement will in no way affect that party’s right to enforce such provisions, nor will the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision.

25.
Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement have binding legal effect only if in writing to the address set forth below, or as changed through written notice to the other Party. Notices sent in accordance with this Section 25 will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; (c) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid; or (d) by email (with delivery confirmation). In addition, the Company and NCPS consent to the receipt of notices electronically via email.

To the Company:	Modiv Inc.
120 Newport Center Drive
Newport Beach, California 92660
	Email:	halfacre@modiv.com
rpacini@modiv.com
jraney@modiv.com

To NCPS:	North Capital Private Securities Corporation
623 E. Fort Union Boulevard, Suite 101
Midvale, Utah 84047
	Email:	jdowd@northcapital.com
stomasetti@northcapital.com
gnelson@northcapital.com

26.
Assignment of Agreement. This Agreement and the obligations of each party hereunder are personal to such party. Neither party nor any successor, receiver, or assignee of such party will directly or indirectly assign this Agreement or the rights or duties created by this Agreement, whether such assignment is effected in connection with a sale of such party’s assets or stock or through merger, an insolvency proceeding or otherwise, without the prior written consent of the other parties.

27.
Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. The parties agree that a facsimile signature may substitute for and have the same legal effect as the original signature.

28.
Entire Agreement. This Agreement and its attached exhibit constitute the entire agreement between the parties and supersede any and all previous representations, understandings, or agreements between the Company and NCPS as to the subject matter hereof. This Agreement may only be amended by an instrument in writing signed by the parties. This Agreement will be construed without regard to the party that drafted it. Any ambiguity will not be interpreted against either party and will, instead, be resolved in accordance with other applicable rules concerning the interpretation of contracts. Unless otherwise stated, any section, exhibit or appendix reference shall be to a section, exhibit or appendix in this Agreement.

29.	Privacy Laws. The Company and NCPS (each referred to individually in this Section 29 as a “party”) agree, and in its agreements with Dealers will require the Dealers to agree, as follows:

i.
Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, which are no less rigorous than accepted industry standard policies and procedures, each as may be amended from time to time.

ii.
NCPS and the Dealers shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;

iii.	Except as expressly permitted under the FCRA, NCPS and the Dealers shall not disclose any information that would be considered a “consumer report” under the FCRA;

iv.
NCPS and the Dealers shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

v.
Each Party shall: (a) comply with all applicable requirements of the CCPA (as defined below), when collecting, using, retaining or disclosing personal information; (b) limit personal information collection, use, retention and disclosure to activities reasonably necessary and proportionate to the performance of this Agreement or other compatible operational purpose; (c) only collect, use, retain or disclose personal information collected in connection with this Agreement; (d) not collect, use, retain, disclose, sell or otherwise make personal information available for such Party’s own commercial purposes or in a way that does not comply with the CCPA as applicable to such Party; (e) promptly comply with another Party’s request or instruction requiring such Party to provide, amend, transfer or delete the personal information, or to stop, mitigate, or remedy any unauthorized processing; (f) reasonably cooperate and assist another Party in meeting any compliance obligations and responding to related inquiries, including responding to verifiable consumer requests, taking into account the nature of such Party’s processing and the information available to such Party; and (g) notify each other Party immediately if it receives any complaint, notice or communication that directly or indirectly relates to any Party’s compliance in connection with this Agreement. For purposes of this Agreement, “CCPA” means the California Consumer Privacy Act of 2018, as amended (Cal. Civ. Code Sec.Sec. 1798.100 to 1798.199), and any related regulations or guidance provided by the California Attorney General.

vi.	The provisions of this Section 29 shall survive the termination of this Agreement.

30.
Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and through the Offering termination date, and such representations, warranties and agreements, the indemnification provisions contained in Section 9, Sections 18-20 and this Section 30 shall remain operative and in full force and effect and shall survive the sale of, and payment for, the Shares and the termination of this Agreement.

31.
Anti-Money Laundering Compliance Programs. NCPS’s acceptance of this Agreement constitutes a representation to the Company that NCPS has established and implemented an anti-money laundering and customer identification compliance program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and will continue to maintain its AML Program consistent with applicable laws and regulations during the term of this Agreement. In accordance with these applicable laws and regulations and its AML Program, NCPS agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons. Additionally, NCPS will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. NCPS will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Company at any time, NCPS hereby agrees to furnish (a) a copy of its AML Program to the Company for review, and (b) a copy of the findings and any remedial actions taken in connection with NCPS’s most recent independent testing of its AML Program.

32.
No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Offering Circular as amended or supplemented and in this Agreement.

33.	Fiduciary Matters. The Dealer Manager acknowledges and agrees, and in its agreements with the Dealers will require the Dealers to acknowledge and agree, as follows:

i.
The Company and its affiliates and related parties (collectively, the “Issuer Parties”) may engage in sales and marketing activities with the Dealer Manager and the Dealers. These activities may include, without limitation, attending meetings, conferences and forums, as well as making offering materials, sales literature, educational materials and other resources available in connection with sales and marketing activities regarding the Company to the Dealer Manager, the Dealers and their respective affiliates.

ii.
With respect to any of the Dealer Manager’s or the Dealer’s customers which is a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, “Retirement Customers”), the Issuer Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any transaction in the Company (“Transaction”).

iii.
Certain of the Issuer Parties have financial interests associated with the purchase of Shares, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares, as described in the Offering Circular.

iv.
The Issuer Parties are not receiving a fee or other compensation directly from the Dealer Manager, the Dealer or any of their Retirement Customers for the provision of investment advice (as opposed to other services) in connection with any Transaction.

v.
By continuing to advise the Dealer Manager’s or the Dealer’s Retirement Customers with respect to any Transaction in the Company, the Dealer Manager and the Dealer, as applicable, represents and warrants that:

(a)
The Dealer Manager or the Dealer, as applicable, is either (a) a broker dealer registered under the Exchange Act, (b) a “bank” as defined in section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency, (c) an investment adviser registered under the Advisers Act, or if not so registered by reason of paragraph 1 of Section 203A of the Advisers Act, an investment adviser registered under the laws of the State in which the Dealer Manager or Dealer, as applicable, maintains its principal office and place of business or (d) an independent fiduciary that has a least $50 million in total assets under management or control;

(b)
There is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit the Dealer Manager’s or the Dealer’s ability to carry out its fiduciary responsibility to any of its Retirement Customers beyond the control, direction, or influence of other persons involved in the Transaction;

(c)	The Dealer Manager and the Dealer, as applicable, is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and

(d)
The Dealer Manager or the Dealer, as applicable, is a fiduciary under ERISA or the Code, or both, with respect to the Transaction, and the Dealer Manager or the Dealer, as applicable, is responsible for exercising independent judgment in evaluating the Transaction, with respect to its Retirement Customers.

[Signatures appear on following page(s).]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MODIV INC.

By:
Name:	Aaron S. Halfacre
Title:	Chief Executive Officer
Date:
Address:	120 Newport Center Drive
Newport Beach, California 92660

Email:	halfacre@modiv.com; rpacini@modiv.com;
jraney@modiv.com

NORTH CAPITAL PRIVATE SECURITIES CORPORATION

By:
James P. Dowd, President and Chief Executive Officer
Date:
Address:	623 E. Fort Union Boulevard, Suite 101
Midvale, Utah 84047

Email:	jdowd@northcapital.com; gnelson@northcapital.com

Exhibit A

Compensation Schedule

The Company shall pay to the Dealer Manager the following amounts pursuant to Section 4:

a.	a monthly fee of $10,000 per month until the cumulative, aggregate dollar amount of sales (inclusive of sales under the Prior Agreement and the Original Agreement) in the Offering is $25,000,000; and

b.
thereafter, 50.0 basis points on the aggregate dollar amount of shares sold in excess of $25,000,000 once the cumulative, aggregate sales (inclusive of sales under the Prior Agreement and the Original Agreement) in the Offering exceed $25,000,000, such amounts to be paid monthly based on the prior month’s closings.

In addition, the Company shall reimburse the Dealer Manager reasonable and documented out-of-pocket expenses incurred to update its requisite background checks in connection with the Offering (estimated at $450 annually) and any other reasonable, documented out-of-pocket expenses approved by the Company capped at $10,000.

*The fees payable under this Agreement, plus the other relevant fees attributable to a public offering, shall be capped at an aggregate amount not to exceed as permitted by applicable FINRA rules.